UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Sterlite Industries (India) Limited

(Exact name of registrant as specified in its charter)

Republic of India	Not Applicable

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Vedanta, 75 Nehru Road
Vile Parle (East)
Mumbai, Maharashtra 400 099, India
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares, each representing one equity share	New York Stock Exchange, Inc.

Equity shares, par value Rs. 2 per equity share	New York Stock Exchange, Inc.*

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-138739 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX
Ex-4.3 Specimen share certifcate (effective as of the date hereof).

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.     Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333—138739), as amended, originally filed with the Securities and Exchange Commission on November 15, 2006 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.
Item 2.     Exhibits.
     The following documents are filed as exhibits to this Registration Statement (or incorporated by reference herein):

Exhibit No.
3.1	Certificate of Incorporation of Sterlite Industries (India) Limited, as amended.*

3.2	Memorandum of Association of Sterlite Industries (India) Limited, as amended.*

3.3	Articles of Association of Sterlite Industries (India) Limited, as amended.*

4.1	Form of Deposit Agreement by and among Sterlite Industries (India) Limited, Citibank, N.A., as Depositary, and owners and holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.**

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).**

4.3	Specimen share certificate (effective as of the date hereof).†

*	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form F-1 (File No. 333—138739) filed on November 15, 2006.

**	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form F-6 to be filed with respect to the American Depositary Shares evidenced by American Depositary Receipts.

†	Filed herewith.

2

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 30, 2006

Sterlite Industries (India) Limited
By:	/s/ Dhanpal Jhaveri
	Name:	Dhanpal Jhaveri
	Title:	Director of Corporate Strategy

EXHIBIT INDEX

3.1	Certificate of Incorporation of Sterlite Industries (India) Limited, as amended.*

3.2	Memorandum of Association of Sterlite Industries (India) Limited, as amended.*

3.3	Articles of Association of Sterlite Industries (India) Limited, as amended.*

4.1	Form of Deposit Agreement by and among Sterlite Industries (India) Limited, Citibank, N.A., as Depositary, and owners and holders of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.**

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).**

4.3	Specimen share certificate (effective as of the date hereof).†

*	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form F-1 (File No. 333—138739) filed on November 15, 2006.

**	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form F-6 to be filed with respect to the American Depositary Shares evidenced by American Depositary Receipts.

†	Filed herewith.